ANYTHING  INTERNET  ANNOUNCES  NEW  PRESIDENT  AND  CEO

COLORADO SPRINGS, Colo., Dec 6, 1999 (BUSINESS WIRE) -- Anything Internet Corporation (OTCBB: ANYI) announces it has appointed William Kroske, Ph.D., as its new President and Chief Executive Officer (CEO). Dr. Kroske has been working with the company as a consultant for the past two months, and is responsible for creating a dynamic new business direction for the company, has secured funding for the new national marketing program, and restructured the operations.

With over 20 years of multi-industry experience, Dr. Kroske is a highly sought after seasoned business consultant and marketing development specialist. He has successfully built and sold two multi-million dollar businesses and provided business growth consultation to several others. Dr. Kroske has just completed the design and development of a national affiliate expansion program via the Internet for CFOs2GO, a California-based senior financial level placement firm. He provided similar marketing designs for SportsStar Marketing, where he developed a national franchise program and created an award-winning Internet site. Prior, Dr. Kroske was the President of DIAL ONE International, Inc., a national franchise company that operated in 21 states and 5 foreign countries before selling to the Drackett Co., a division of Bristol-Meyers. Earlier, Dr. Kroske was the President of Century 21 Real Estate of Los Angeles, where he built this master franchise into 118 franchise offices in the Los Angeles area with over 2,200 sales people; the company was later sold to the parent company after completing an initial public offering.

Robert  Schick,  one of Anything Internet's founders and Interim Chairman, said:
"Dr. Kroske has brought a new energy and direction to our company. His new national marketing program, soon to be announced, is innovative and dynamic and will lead the company to a nationally recognized position in e-commerce. Also, his personal contacts in finance and business circles have brought us a high level CFO, new financial resources, and nationwide professional contacts. 2000 is going to be a terrific year for the company."

Dr. Kroske, the new President and CEO commented: "I am very excited to be working with this Company. As a consultant, over the past two months, I have achieved a working knowledge of how this Company works and am confident our new customer centered program and marketing strategy will generate an exceptionally large customer base which will drive three profit producing divisions."

Anything Internet Corporation, headquartered in Colorado Springs, Colorado with a business-to-business sales and support office in Tampa, Florida, is a publicly held Internet e-commerce holding company. Through its wholly-owned subsidiaries, Anything Internet operates Internet storefronts AnythingPC.com, AnythingMAC.com, AnythingUNIX.com, anyCOFFEE.com, and AnythingBOOKS.com where it sells over 201,000 different computer hardware, software and peripheral products, more than 200 different specialty coffees and one of the largest selections of books, magazines and music available. Anything Internet's e-commerce enabling technologies provide its customers with exceptional product choices, superior pricing and delivery options, and easy-to-use search and purchase capabilities.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Anything Internet Corporation) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the high technology industry, plans for future expansion, various business development activities, planed capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Anything Internet Corporation. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws, and market competition factors. For a description of additional risks and uncertainties, please refer to Anything Internet's filings with the Securities and Exchange Commission.


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